Filed Pursuant to Rule 433
                                                         File No.: 333-129918-05

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-129918. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CSMCRED-2006C4-V4.2-FL A4FL
Yield Table(Speeds Start after Par Call)
Current Balance         $150,000,000
Pass-Thru Rate                  5.51
Accrued Days / Delay Days 0 / 0       Settlement  09/28/2006
                                      Factor Date 09/25/2006
Prepayments


Price                           0.0% CPR              25.0% CPR          50.0% CPR           75.0% CPR          100.0% CPR
                                DM         ModDur     DM        ModDur   DM        ModDur    DM        ModDur   DM         ModDur
              99.5 99-16              24.5       7.51      24.5     7.51      24.5      7.49      24.6     7.46       24.6      7.4
          99.53125 99-17              24.1                 24.1               24.1                24.2                24.2
           99.5625 99-18              23.7                 23.7               23.7                23.7                23.8
          99.59375 99-19              23.3                 23.3               23.3                23.3                23.4
            99.625 99-20              22.9                 22.9               22.9                22.9                  23
          99.65625 99-21              22.5                 22.5               22.5                22.5                22.5
           99.6875 99-22              22.1                 22.1               22.1                22.1                22.1
          99.71875 99-23              21.7                 21.7               21.7                21.7                21.7
             99.75 99-24              21.3       7.51      21.3     7.51      21.3      7.49      21.3     7.46       21.3     7.41
          99.78125 99-25              20.8                 20.8               20.9                20.9                20.9
           99.8125 99-26              20.4                 20.4               20.4                20.5                20.5
          99.84375 99-27                20                   20                 20                  20                20.1
            99.875 99-28              19.6                 19.6               19.6                19.6                19.7
          99.90625 99-29              19.2                 19.2               19.2                19.2                19.2
           99.9375 99-30              18.8                 18.8               18.8                18.8                18.8
          99.96875 99-31              18.4                 18.4               18.4                18.4                18.4
               100 100-00               18       7.52        18     7.52        18       7.5        18     7.47         18     7.41
         100.03125 100-01             17.6                 17.6               17.6                17.6                17.6
          100.0625 100-02             17.2                 17.2               17.2                17.2                17.2
         100.09375 100-03             16.8                 16.8               16.8                16.8                16.8
           100.125 100-04             16.4                 16.4               16.4                16.4                16.4
         100.15625 100-05               16                   16                 16                  16                15.9
          100.1875 100-06             15.6                 15.6               15.6                15.5                15.5
         100.21875 100-07             15.2                 15.2               15.2                15.1                15.1
            100.25 100-08             14.8       7.52      14.8     7.52      14.7       7.5      14.7     7.47       14.7     7.41
         100.28125 100-09             14.3                 14.3               14.3                14.3                14.3
          100.3125 100-10             13.9                 13.9               13.9                13.9                13.9
         100.34375 100-11             13.5                 13.5               13.5                13.5                13.5
           100.375 100-12             13.1                 13.1               13.1                13.1                13.1
         100.40625 100-13             12.7                 12.7               12.7                12.7                12.7
          100.4375 100-14             12.3                 12.3               12.3                12.3                12.2
         100.46875 100-15             11.9                 11.9               11.9                11.9                11.8
Avg Life                                          9.88               9.88                9.85                9.8                9.7
First Pay                                    8/15/2016           8/15/2016          7/15/2016           7/15/2016          5/15/2016
Last Pay                                     8/15/2016           8/15/2016          8/15/2016           7/15/2016          6/15/2016
Prin. Window                                         1                  1                   2                  1                  2
Spread Over : LIBOR1M
                   5.33

CSMCRED-2006C4-V4.2-FL A4FL
Yield Table(Speeds Start after YMP Inc. Prepay Penalties)
Current Balance          $150,000,000
Pass-Thru Rate                   5.51
Accrued Days / Delay Days  0 / 0       Settlement   09/28/2006
                                       Factor Date  09/25/2006

Prepayments
Price                       0.0% CPR                 25.0% CPR           50.0% CPR          75.0% CPR          100.0% CPR
                            DM          ModDur       DM        ModDur    DM        ModDur   DM        ModDur   DM          ModDur
              99.5 99-16           24.5         7.51      24.5      7.51      24.5     7.49      24.6     7.46        24.6      7.4
          99.53125 99-17           24.1                   24.1                24.1               24.2                 24.2
           99.5625 99-18           23.7                   23.7                23.7               23.7                 23.8
          99.59375 99-19           23.3                   23.3                23.3               23.3                 23.4
            99.625 99-20           22.9                   22.9                22.9               22.9                   23
          99.65625 99-21           22.5                   22.5                22.5               22.5                 22.5
           99.6875 99-22           22.1                   22.1                22.1               22.1                 22.1
          99.71875 99-23           21.7                   21.7                21.7               21.7                 21.7
             99.75 99-24           21.3         7.51      21.3      7.51      21.3     7.49      21.3     7.46        21.3     7.41
          99.78125 99-25           20.8                   20.8                20.9               20.9                 20.9
           99.8125 99-26           20.4                   20.4                20.4               20.5                 20.5
          99.84375 99-27             20                     20                  20                 20                 20.1
            99.875 99-28           19.6                   19.6                19.6               19.6                 19.7
          99.90625 99-29           19.2                   19.2                19.2               19.2                 19.2
           99.9375 99-30           18.8                   18.8                18.8               18.8                 18.8
          99.96875 99-31           18.4                   18.4                18.4               18.4                 18.4
               100 100-00            18         7.52        18      7.52        18      7.5        18     7.47          18     7.41
         100.03125 100-01          17.6                   17.6                17.6               17.6                 17.6
          100.0625 100-02          17.2                   17.2                17.2               17.2                 17.2
         100.09375 100-03          16.8                   16.8                16.8               16.8                 16.8
           100.125 100-04          16.4                   16.4                16.4               16.4                 16.4
         100.15625 100-05            16                     16                  16                 16                 15.9
          100.1875 100-06          15.6                   15.6                15.6               15.5                 15.5
         100.21875 100-07          15.2                   15.2                15.2               15.1                 15.1
            100.25 100-08          14.8         7.52      14.8      7.52      14.7      7.5      14.7     7.47        14.7     7.41
         100.28125 100-09          14.3                   14.3                14.3               14.3                 14.3
          100.3125 100-10          13.9                   13.9                13.9               13.9                 13.9
         100.34375 100-11          13.5                   13.5                13.5               13.5                 13.5
           100.375 100-12          13.1                   13.1                13.1               13.1                 13.1
         100.40625 100-13          12.7                   12.7                12.7               12.7                 12.7
          100.4375 100-14          12.3                   12.3                12.3               12.3                 12.2
         100.46875 100-15          11.9                   11.9                11.9               11.9                 11.8
Avg Life                                        9.88                9.88               9.85                9.8                  9.7
First Pay                                  8/15/2016           8/15/2016           7/15/2016          7/15/2016            5/15/2016
Last Pay                                   8/15/2016           8/15/2016           8/15/2016          7/15/2016            6/15/2016
Prin. Window                                       1                   1                  2                  1                    2
Spread Over : LIBOR1M
                    5.33

CSMCRED-2006C4-V4.2-FL A4FL
Yield Table(Speeds start after Hard Lock Inc. Prepay Pen. & YMP)
Current Balance         $150,000,000
Pass-Thru Rate                  5.51
Accrued Days / Delay Days 0 / 0       Settlement09/28/2006
                                      Factor Dat09/25/2006

Prepayments
Price                                0.0% CPR          25.0% CPR         50.0% CPR         75.0% CPR         100.0% CPR
                                     DM       ModDur   DM       ModDur   DM       ModDur   DM       ModDur   DM      ModDur
                   99.5 99-16            24.5     7.51     24.5     7.51     24.5     7.47     24.6     7.46    24.6      7.39
               99.53125 99-17            24.1              24.1              24.1              24.2             24.2
                99.5625 99-18            23.7              23.7              23.7              23.7             23.8
               99.59375 99-19            23.3              23.3              23.3              23.3             23.4
                 99.625 99-20            22.9              22.9              22.9              22.9               23
               99.65625 99-21            22.5              22.5              22.5              22.5             22.5
                99.6875 99-22            22.1              22.1              22.1              22.1             22.1
               99.71875 99-23            21.7              21.7              21.7              21.7             21.7
                  99.75 99-24            21.3     7.51     21.3     7.51     21.3     7.48     21.3     7.46    21.3       7.4
               99.78125 99-25            20.8              20.8              20.9              20.9             20.9
                99.8125 99-26            20.4              20.4              20.5              20.5             20.5
               99.84375 99-27              20                20                20                20             20.1
                 99.875 99-28            19.6              19.6              19.6              19.6             19.7
               99.90625 99-29            19.2              19.2              19.2              19.2             19.2
                99.9375 99-30            18.8              18.8              18.8              18.8             18.8
               99.96875 99-31            18.4              18.4              18.4              18.4             18.4
                    100 100-00             18     7.52       18     7.52       18     7.48       18     7.47      18       7.4
              100.03125 100-01           17.6              17.6              17.6              17.6             17.6
               100.0625 100-02           17.2              17.2              17.2              17.2             17.2
              100.09375 100-03           16.8              16.8              16.8              16.8             16.8
                100.125 100-04           16.4              16.4              16.4              16.4             16.4
              100.15625 100-05             16                16                16                16             15.9
               100.1875 100-06           15.6              15.6              15.6              15.5             15.5
              100.21875 100-07           15.2              15.2              15.1              15.1             15.1
                 100.25 100-08           14.8     7.52     14.8     7.52     14.7     7.49     14.7     7.47    14.7      7.41
              100.28125 100-09           14.3              14.3              14.3              14.3             14.3
               100.3125 100-10           13.9              13.9              13.9              13.9             13.9
              100.34375 100-11           13.5              13.5              13.5              13.5             13.5
                100.375 100-12           13.1              13.1              13.1              13.1             13.1
              100.40625 100-13           12.7              12.7              12.7              12.7             12.6
               100.4375 100-14           12.3              12.3              12.3              12.3             12.2
              100.46875 100-15           11.9              11.9              11.9              11.9             11.8
Avg Life                                          9.88              9.88              9.83               9.8              9.68
First Pay                                     8/15/2016         7/15/2016         7/15/2016         7/15/2016        5/15/2016
Last Pay                                      8/15/2016         8/15/2016         8/15/2016         7/15/2016        6/15/2016
Prin. Window                                         1                 2                 2                 1                 2
Spread Over : LIBOR1M
                   5.33